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                                                             EXHIBIT 3.1


               RESTATED CERTIFICATE OF INCORPORATION OF
                 AMERICAN GAMING & ENTERTAINMENT, LTD.
                         A DELAWARE CORPORATION

FIRST.      The name of the Corporation is American Gaming & Entertainment,
Ltd.

SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.     (1)     The total number of shares of capital stock which this
corporation shall have the authority to issue is Three Billion One Million (3,001,000,000) consisting of (a) Three Billion (3,000,000,000) shares of common stock, each having a par value of one cent ($0.01), amounting in the aggregate to Thirty Million Dollars ($30,000,000) ("Common Stock"), and (b) One Million (1,000,000) shares of preferred stock, each having a par value of one cent ($0.01), amounting in the aggregate to Ten Thousand Dollars ($10,000) ("Preferred Stock").

            (2) Except as otherwise expressly provided by statute or by this Certificate, and subject to the express terms and rights, if any, of any Preferred Stock authorized by the Board of Directors pursuant to the authority granted in this Article FOURTH, all voting rights shall be vested in the holders of the Common Stock, who shall be entitled to one vote per share on all matters submitted to a vote of holders of the Common Stock and shall be entitled to receive: (a) such dividends on the Common Stock as may be declared and paid by the Corporation out of assets legally available therefor; and (b) in the event of the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to stockholders.

            (3) The Board of Directors is authorized, subject to limitations prescribed by statute and the provisions of this Article FOURTH, to provide for the issuance of Preferred Stock, from time to time, in one or more series of any number of shares, with a distinctive serial designation for each series, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Article FOURTH, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors. Subject to said limitations, each series of Preferred
Stock: (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock (d) may have such rights upon the dissolution of; or upon any distribution of the assets of; the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes of or any other series of the same or any other class or classes of stock of the Corporation or any other issuer, at such price or prices or at such rates of exchange, and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any outstanding stock of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereon; all as shall be stated in said resolution or resolutions providing for the issue of such series of Preferred Stock.


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            (4)     Shares of any series of Preferred Stock which have been
redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock of the same series and maybe reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any such series of Preferred Stock.

FIFTH.      The Corporation shall have perpetual existence.

SIXTH.      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation in any manner not inconsistent with the provisions of such By-Laws.

SEVENTH.    Elections of directors need not be by written ballot unless the
By-Laws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation;

EIGHTH.     A director of the Corporation shall have no personal liability to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor or additional provision) of the General Corporation Law of the State of Delaware, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

NINTH.      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

TENTH.      (1)     In order to enable the Corporation and any Subsidiary
(as hereinafter defined) to secure and maintain in good standing all licenses and other regulatory approvals necessary for the lawful operation of gaming and related businesses now or hereafter engaged in by the Corporation or any Subsidiary within or without the United States (the "Gaming Licenses") from the Gaming Authorities (as hereinafter defined) empowered to issue or grant Gaming Licenses and in order to ensure that the business of the Corporation and its Subsidiaries will be carried on in compliance with the laws, rules, regulations and policies of the Gaming Authorities and in a manner consistent with the responsibilities of the Corporation and its Subsidiaries to the public as an organization engaged in gaming and related businesses, the following provisions are made:

            (2) While any Gaming License is outstanding, except as otherwise approved by the Board of Directors, no stockholder who (a) Beneficially Owns (as hereinafter defined) five percent (5%) or more of the outstanding Capital Stock (as hereinafter defined) and who has neither been qualified by nor obtained a waiver of qualification from each of the Gaming Authorities requiring qualification with respect to each Gaming License (an "Unqualified Stockholder") or (b) has been found to be disqualified or unsuitable with respect to any Gaming License, which finding has not been reversed, vacated or superseded in any subsequent proceeding prior to the Redemption Date (as hereinafter defined) (a "Disqualified Stockholder"), shall be entitled to vote, directly or indirectly, any shares of Capital Stock Beneficially Owned by such stockholder on any matter, and no shares of Capital Stock Beneficially Owned by an Unqualified Stockholder or a Disqualified Stockholder shall be considered as outstanding stock entitled to vote for any purpose.


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            (3)     The Corporation shall have the right, at its option, to
call for redemption all or any part of the Capital Stock Beneficially Owned by a Disqualified Stockholder for the Redemption Price (as hereinafter defined) at any time after the date the stockholder became a Disqualified Stockholder. The Redemption Price may be paid in cash, property or rights, including any Securities (as hereinafter defined) of the Corporation, as the Board of Directors may by resolution determine (the "Redemption Consideration").

            (4) All Publicly-traded Securities (as hereinafter defined) of the Corporation and any Subsidiary shall be held subject to the condition that if a holder thereof (a "Disqualified Holder") is found to be disqualified or unsuitable with respect to any Gaming License, which finding has not been reversed, vacated or superseded in any subsequent proceeding prior to the date of a Written Notice (as hereinafter defined), such Disqualified Holder shall dispose of his interest in the Corporation within 10 days after the Corporation mails by first class mail to the name and address of the persons known to the Corporation to hold of record such Publicly-traded Securities, as the same shall appear in the books of the Corporation as of the date the notice is mailed, written notice to such effect (a "Written Notice"). Notwithstanding any other provision of this Article TENTH, if any Disqualified Holder fails to dispose of his Publicly-traded Securities within 10 days after the mailing of the Written Notice, such Disqualified Holder shall indemnify the Corporation and its Subsidiaries for any and all direct or indirect costs, including attorney's fees, incurred by the Corporation and its Subsidiaries as a result of such Disqualified Holder's continuing ownership or failure to divest of such Publicly-traded Securities.

            (5) Any right arising pursuant to the provisions of Section 3 of this Article TENTH shall be exercised as follows:

                    (a) If the Corporation shall determine to redeem Capital Stock pursuant to Section 3 of this Article TENTH, at least 10 days in advance of the date designated for such redemption, the Corporation shall mail by first class mail to the name and address of the person or persons known to the Corporation to hold of record such shares of Capital Stock, as the same shall appear on the books of the Corporation as of the date such notice is mailed, a written notice advising of the exercise of the right and stating the total number of shares to be redeemed from the holder (the "Redemption Notice"). After the Redemption Price and the Redemption Consideration for the shares to be redeemed have been determined, the Corporation shall mail as aforesaid a second notice (the "Price Notice") to such holder or holders setting forth the Redemption Price and the Redemption Consideration and the date and time of the redemption (the "Redemption Date"). The Price Notice shall be mailed not less than 10 days in advance of the Redemption Date. If the Redemption Price and Redemption Consideration for the shares have been determined prior to the time the Redemption Notice is mailed, the Corporation, at its option, may include in the Redemption Notice the information required to be provided in the Price Notice and in that case no Price Notice need be sent. The redemption shall be made at the principal place of business of the Corporation or such other place as may be specified by the Board of Directors.

                    (b) The record holder or holders of shares to be redeemed shall deliver or cause to be delivered the certificate or certificates representing those shares, properly endorsed for transfer, to the Corporation on the Redemption Date and shall receive therefor the Redemption Consideration. If, on the Redemption Date, a holder shall fail to deliver the certificate or certificates for all or part of the shares to be redeemed from him properly endorsed for transfer, the Redemption Consideration to be delivered by the Corporation with respect to such shares shall be set aside by the Corporation, separate and apart for the benefit of such holder, to be delivered to such holder without payment of any interest thereon upon surrender of the certificate or certificates for the shares to be delivered by such holder properly endorsed for transfer.

            (6) After the Redemption Notice and Price Notice have been given and the Redemption Consideration is set aside in accordance with
Section 5 of this Article TENTH, and notwithstanding that any certificate for shares of Capital Stock called for redemption has not been surrendered to the Corporation, the shares heretofore evidenced thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the Redemption


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Date and all rights of the person holding certificates theretofore evidencing such shares of Capital Stock shall cease and terminate, excepting only the right to receive the Redemption Consideration, without interest, in payment therefor, and the person holding such certificates shall thereafter be restricted exclusively to the Redemption Consideration for any and all claims of whatever nature in respect of the redeemed shares.

            (7) The following definitions shall apply with respect to this Article TENTH.

                    (a) The term "Gaming Authorities" means all federal, state or local government authorities which issue or grant any license or approval necessary or appropriate for the lawful operation of gaming and related businesses now or hereafter engaged in by the Corporation or its Subsidiaries.

                    (b) The term "Publicly-traded Securities" means any Security which is listed or admitted to trading on any national securities exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System.

                    (c) The "Redemption Price" for a share of Capital Stock means the average closing sale price during the 20-day period immediately preceding the date of the Redemption Notice of a share of such Capital Stock on the Nasdaq Small-Cap Market or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if such stock is not listed on any such exchange, the average last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to a share of such Capital Stock during the 20-day period immediately preceding the date of the Redemption Notice as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such quotations are available, the fair market value on the date of the call for redemption of a share of such stock as determined by the Board of Directors.

                    (d) The term "Securities" means any instrument; evidencing a direct or indirect beneficial ownership or creditor interest in a corporation, including, by not limited to; stock, common and preferred; bonds; mortgages; debentures; security agreements; notes; warrants; options and rights.

                    (e) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the '1Exchange Act") as in effect on the effective date of this Certificate pursuant to the General Corporation Law of the State of Delaware (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

                    (f) A person shall be deemed the "Beneficial Owner" of; and shall be deemed to "Beneficially Own" shares of Capital Stock:

                           (i)     which such person or any of such person's
Affiliates or Associates, directly or indirectly, has the sole or shared right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act or pursuant to any successor provision), including, but not limited to, pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, that a person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any security under this subparagraph (i) as a result of any agreement, arrangement or understanding to vote such security that both
(y) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the rules and regulations promulgated under the Exchange Act and (z) is not reportable by such person on Schedule 13D promulgated under the Exchange Act (or any comparable or successor report) without giving effect to any applicable waiting period; or


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                           (ii)        which are Beneficially Owned,
directly or indirectly, by any other person (or any Affiliate or Associate thereof) with which such person (or any such person's Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the provisions of subparagraph (i) above), or disposing of any Capital Stock:

provided that (i) no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) shall, solely by reason of acting in their capacities as such, be deemed the "Beneficial Owner" of or to "Beneficially Own" any shares of Capital Stock that are Beneficially Owned by any other director or officer, and (ii) no person shall be deemed the "Beneficial Owner" of or to "Beneficially Own" any shares of Capital Stock held in any voting trust, any employee stock ownership plan or any similar plan or trust, if such person does not possess the right to vote, to direct the voting of or to be consulted with respect to the voting of such shares.

                    (g) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under this Certificate.

                    (h) The term "person" shall mean any individual, firm, corporation, partnership or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                    (i) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation.

            (8) The Board of Directors shall have the power to determine for the purposes of this Article TENTH on the basis of information known to them after reasonable inquiry all questions arising under this Article TENTH including, without limitation, (a) whether a person is a Disqualified Holder, an Unqualified Stockholder or a Disqualified Stockholder, (b) whether a Disqualified Holder has disposed of his Securities Beneficially Owned by any person and (c) whether a person is an Affiliate or Associate of another. Any such determination shall be binding and conclusive on all parties.

            (9) The Corporation shall cause to be placed in every indenture or other operative instrument of Publicly-traded Securities (other than Capital Stock) of the Corporation entered into after December 30, 1993 a provision requiring that any holder of such securities who is found to be a Disqualified Holder shall have his interest therein redeemed or shall dispose of such interest in the Corporation in the manner set forth in the indenture or other operative instrument.

            (10) Nothing contained in this Article TENTH shall be construed (a) to relieve any Unqualified Stockholder, Disqualified Stockholder or Disqualified Holder from any fiduciary obligation imposed by law, (b) to prohibit or affect any contractual arrangements which the Corporation may make from time to time with any holder of Securities to purchase all or any part of shares of Capital Stock or other Securities held by them, or (c) to be in derogation of any action, past or future, which has been or may be taken by the Board of Directors or any holder of Securities with respect to the subject matter of this Article TENTH.

            (11) The Corporation will be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this Article TENTH and each holder of the Publicly-traded Securities of the Corporation will be deemed to have acknowledged by acquiring or retaining such securities that failure to comply with this Article TENTH will expose the Corporation to irreparable injury for which there is no adequate remedy at law and that the Corporation is entitled to injunctive relief to enforce the provisions of this Article TENTH.


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                              Exhibit A


                     CERTIFICATE OF DESIGNATION,
                   POWERS, PREFERENCES AND RIGHTS
                                  OF
                      SERIES A PREFERRED STOCK
                                  OF
                AMERICAN GAMING & ENTERTAINMENT, LTD.

AMERICAN GAMING & ENTERTAINMENT, LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"),

DOES HEREBY CERTIFY:

That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at meetings duly called and held on April 22, 1992, adopted, and on November 5, 1992 and November 19, 1999, amended, a resolution providing for the issuance of one series of the Corporation's Preferred Stock, $0.01 par value, to be designated "Series A Preferred Stock", and fixing the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution, as amended, is as follows:

RESOLVED, that pursuant and subject to the provisions of Article FOURTH of the Certificate of Incorporation, as amended, of the Corporation, there is hereby established a series of Preferred Stock to which the following provisions shall be applicable:

(a)  Designation.     The series shall be designated as "Series A Preferred
Stock" (hereinafter "this Series A Preferred Stock").

(b)  Number.     The number of shares of Series A Preferred Stock authorized to be issued is 55,982.61.

(c)  Conversion.     The holders of Series A Preferred Stock shall have
conversion rights as follows (the "Conversion Rights"):

     (i)    Right to Convert.  At any time:

            (A) each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into twenty-five (25) (the "Conversion Factor") fully paid and nonassessable shares of the Corporation's Common Stock ("Common Stock"); and

            (B) each share of Series A Preferred Stock shall be automatically converted into that number of fully paid and nonassessable shares of Common Stock equal to the Conversion Factor if the holders of two-thirds of the Series A Preferred Stock vote to convert all Series A Preferred Stock into Common Stock.

     (ii) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional share to which a holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock as determined by the Board. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock


<PAGE >

to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (iii) Adjustments for Stock Dividends, Subdivisions, Combinations, or Consolidations. In the event the Corporation shall pay a stock dividend on the Common Stock, or the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the Conversion Factor in effect immediately prior to such subdivision, combination or consolidation shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

     (iv) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Factor for Series A Preferred Stock pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of preferred stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Factor for such Series A Preferred Stock at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Series A Preferred Stock.

     (v) Notices of Record Date. In the event that this Corporation shall propose at any time:

            (A) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

            (B) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

            (C) to effect any reclassification or recapitalization of its shares of Common Stock outstanding involving a change in the shares of Common Stock; or

            (D) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Series A Preferred Stock:

                    (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (C) and (D) above; and

                    (2) in the case of the matters referred to in (C) and (D) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the Corporation.


<PAGE >

(d)  Voting Rights.

     (i) Voting Other than for Directors. Except as otherwise required by law and except with respect to the election of directors, the holders of Series A Preferred Stock and the holders of Common Stock shall be entitled to notice of any shareholders' meeting and to vote as a single class upon any matter submitted to the shareholders for a vote, as follows:

            (A) the holders of Series A Preferred Stock shall have one vote for each full share of Common Stock into which their respective shares of Series A Preferred Stock would be convertible on the record date for the vote; and

            (B) the holders of Common Stock shall have one vote per share of Common Stock.

     (ii) Voting for Directors. The holders of Series A Preferred Stock, voting together as a single class, shall elect one director. In the election of the director to be elected by holders of the Series A Preferred Stock, each share of Series A Preferred Stock shall be entitled to one vote. For so long as the aforesaid class voting is in effect, any vacancy in the Board occurring because of the death, resignation or removal of a director elected by the holders of Series A Preferred Stock voting as a class, shall be filled by the vote or written consent of the holders of a majority of Series A Preferred Stock or, in absence of action by such holders, by action of the remaining director, if any, elected by the holders of Series A Preferred Stock. A director elected by the holders of the Series A Preferred Stock, as aforesaid, may be removed from the Board with or without cause by the vote or consent of the holders of a majority of the issued and outstanding Series A Preferred Stock.

(e) Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section (c) hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

(f) Designation of Further Series A Preferred Stock. For so long as any shares of the Series A Preferred Stock remain outstanding, the Company shall not designate or issue any shares of said Series A Preferred Stock in excess of 55,982.61 shares without first obtaining the written consent of the holders of a majority of the shares of said Series A Preferred Stock then outstanding.

(g) Dividends on Common Stock. If, as of the record date for any dividend hereafter paid on Common Stock by the Corporation, there are outstanding any shares of the Series A Preferred Stock, the Corporation shall promptly pay to the holder of each such outstanding share of Series A Preferred Stock a dividend equal to the total amount of said dividends which would have been payable with respect to the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted as of said record date.


<PAGE >

                               Exhibit B


                      CERTIFICATE OF DESIGNATION,
                    POWERS, PREFERENCES AND RIGHTS
                                  OF
                          SERIES C CUMULATIVE
                            PREFERRED STOCK
                                  OF
                AMERICAN GAMING & ENTERTAINMENT, LTD.


AMERICAN GAMING & ENTERTAINMENT, LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"),

DOES HEREBY CERTIFY:

That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at meetings duly called and held on March 23, 1994 and November 19, 1999, adopted and amended, respectively, a resolution providing for the issuance of one series of the Corporation's Preferred Stock, $0.01 par value, to be designated "Series C Cumulative Preferred Stock", and fixing the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution, as amended, is as follows:

RESOLVED, that pursuant and subject to the provisions of Article FOURTH of the Certificate of Incorporation, as amended, of the Corporation, there is hereby established a series of Preferred Stock to which the following provisions shall be applicable:

(a)  Designation.      The series shall be designated as "Series C
Cumulative Preferred Stock" (hereinafter "this Series C Preferred Stock").

(b)  Number.     The number of shares of Series C Preferred Stock authorized to be issued is 4,000.

(c)  Dividends.     If, as of the record date for any dividend hereafter
paid on the Corporation's Common Stock ("Common Stock") by the Corporation, there are outstanding any shares of the Series C Preferred Stock, the Corporation shall promptly pay to the holder of each such outstanding share of Series C Preferred Stock a dividend equal to the total amount of said dividends which would have been payable with respect to the number of shares of Common Stock into which such share of Series C Preferred Stock could have been converted as of said record date.

So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on, make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any, or make any distribution in respect of, the Common Stock, the Corporation's Series A Preferred Stock (the "Series A") or the Junior Stock (as defined below), other than the Corporation's Series E Preferred Stock (the "Series E"), or any warrants, rights, calls or options exercisable for, or convertible into, any Common Stock, Series A or Junior Stock other than the Series E either directly or indirectly, and whether in cash, obligations or shares of the Corporation, or other property (other than distributions or dividends in Common Stock, Series A or Junior Stock and/or warrants to purchase Common Stock, Series A or Junior Stock to the holders of Common Stock, Series A or Junior Stock and/or holders of warrants, rights, calls or options exercisable for, or convertible into, any Common Stock, Series A or Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Common Stock, Series A or Junior Stock, other than the Series E, or any warrants, rights, calls or options exercisable for or convertible into any of the Common Stock, Series A or Junior Stock, other than the Series E, unless in any


<PAGE >

such instance the holders of Series C Preferred Stock shall be entitled to participate in such dividend, purchase, redemption, retirement or distribution on the same basis as if such Series C Preferred Stock had been converted into the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted as of said record date.

The Series C Preferred Stock shall rank junior as to dividends to any class or series of stock of the Corporation which are by their terms expressly made senior as to dividends to the Series C Preferred Stock in accordance with Section (e)(iii)(C) of this Certificate. The Series C Preferred Stock shall rank equally as to dividends with all shares of the Common Stock, Series A and the Corporation's Series D Cumulative Preferred Stock ("Series D") and any other class or series of stock of the Corporation which are expressly made equal as to dividends to the Series C Preferred Stock in accordance with Section (e)(iii)(C) of this Certificate. Notwithstanding the foregoing, nothing contained in the Certificate of Incorporation of the Corporation shall prohibit the Corporation from redeeming shares of Series C Preferred Stock, Series D and/or Series E while there are accrued and unpaid dividends on shares of Series C Preferred Stock and/or Series D. The Series C Preferred Stock shall rank senior as to dividends to the Series E and any other class or series of stock of the Corporation which are not by their terms expressly made senior or equal as to dividends to the Series C Preferred Stock (collectively, the "Junior Stock") in accordance with Section (e)(iii)(C) of this Certificate.

(d)  Liquidation.     In the event of any liquidation, dissolution or
winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), the holder of each share of Series C Preferred Stock shall be entitled to receive out of assets of the Corporation before any distribution is made to, or set apart for, the holders of any shares of Common Stock, Series A or of any class or series of stock of the Corporation ranking junior to the Series C Preferred Stock in respect of distribution of assets upon Liquidation, a liquidating distribution in the amount of $1,000 per share together with any accrued but unpaid dividends thereon to the date of distribution. After payment to holders of Series C Preferred Stock of the full preferential amount as aforesaid, holders of Series C Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

If upon any Liquidation of the Corporation the assets of the Corporation or proceeds thereof distributable among the holders of shares of the Series C Preferred Stock and of any class or series of stock ranking equally with the Series C Preferred Stock as to distribution of assets upon Liquidation shall be insufficient to pay in full the preferential amounts payable to such holders, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The Series C Preferred Stock shall rank junior as to distribution of assets upon Liquidation to any class or series of stock of the Corporation which are by their terms expressly made senior as to distribution of assets upon Liquidation to the Series C Preferred Stock in accordance with Section
(e)(iii)(B) of this Certificate. The Series C Preferred Stock shall rank equally as to distribution of assets upon Liquidation with all shares of Series D and Series E and any other class or series of stock of the Corporation which are expressly made equal as to distribution of assets upon Liquidation to the Series C Preferred Stock in accordance with Section
(e)(iii)(B) of this Certificate. The Series C Preferred Stock shall rank senior as to distribution of assets upon Liquidation to the Corporation's Common Stock and the Series A and any other class or series of stock of the Corporation which are not by their terms expressly made senior or equal as to distribution of assets upon Liquidation to the Series C Preferred Stock in accordance with Section (e)(iii)(B) of this Certificate.

A consolidation or merger or share exchange of the Corporation with or into one or more corporations, or a sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation shall not be deemed to be a Liquidation.

(e)  Voting Rights.

(i) Except as otherwise required by law, the Corporation's Certificate of Incorporation, by contractual arrangement or as hereinafter provided in this Section (e), the holder(s) of Series C Preferred


<PAGE >

Stock shall not, by reason of holding Series C Preferred Stock, have any voting rights as stockholders of the Corporation including, without limitation, any right to notice of or to be represented at any shareholders' meetings or to vote upon the election of directors or upon any other matter.

(ii) So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series C Preferred Stock voting separately as a class, change by amendment to the Corporation1s Certificate of Incorporation or otherwise, the terms or provisions of the Series C Preferred Stock so as to adversely affect the powers, special rights and preferences of the holders thereof.

(iii) So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock voting separately as a class, (A) merge with or into another corporation unless (1) the Corporation is the surviving or successor corporation or the entity formed by such consolidation or merger is organized in the United States or any state, municipality or other governmental division thereof, (2) the terms of the Series C Preferred Stock are not changed in any manner which is materially adverse to the holders thereof and (3) the powers, special rights and preferences of any securities into which the Series C Preferred Stock is converted in such transaction are substantially the same as the powers, special rights and preferences of the Series C Preferred Stock, (B) issue any class or series of stock of the Corporation ranking senior to or equally with the Series C Preferred Stock as to distribution of assets upon Liquidation other than 4,000 shares of Series D, and 4,000 shares of Series E or (C) issue any class or series of stock of the Corporation ranking senior to or equally with the Series C Preferred Stock as to dividends other than 4,000 shares of Series D. No vote or consent of the holders of the Series C Preferred Stock shall be required in respect of any transaction enumerated in this paragraph if at or prior to the time any such transaction is to take effect, provision is made for the redemption or other retirement of the Series C Preferred Stock at the time outstanding, the consent of which would otherwise be required and such redemption or retirement is made in accordance herewith.

(f) Optional Redemption. At the option of the Corporation, by vote of the Board of Directors, the Series C Preferred Stock may be redeemed in whole or in part at any time and from time to time, at the prices per share set forth below (the "Base Redemption Prices"), plus an amount equal to any cash dividends that have accumulated but have not been paid to the date fixed for redemption (the applicable Base Redemption Price plus the accumulated and unpaid dividends are hereinafter referred to as the "Redemption Price"):

If redeemed during the following periods the Base Redemption Prices shall be as follows:

October 1, 1999 - December 31, 1999, $1,498.86

Thereafter, the Base Redemption Price will increase $29.17 as of the first day of each successive calendar quarter.

In the event that fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed at any one time, the shares so to be redeemed shall be selected by lot or pro rata as determined by the Corporation. The Corporation shall cause a notice to be mailed, first class postage prepaid, at least 13 days, but not more than 90 days, prior to the date fixed for redemption, to each holder of record of shares of Series C Preferred Stock. Such notice shall be mailed to such record holders at their respective addresses as they shall appear upon the books of the Corporation and shall set forth the date of such redemption and the place for surrender of certificates for shares to be redeemed.

If such notice of redemption shall have been duly given and if on or before the redemption date specified in such notice there shall have been deposited with a bank or trust company, having capital, surplus and undivided profits of at least $50,000,000, in trust for the account of the holders of the shares so called for redemption, funds in an amount equal to the Redemption Price applicable to the shares to be redeemed at the date fixed for such redemption, together with irrevocable instruments and authority to such bank or trust company to redeem such shares on or after the date of such deposit upon surrender of the certificates therefor, then upon the making of such deposit in trust the shares with respect to which such deposit shall


<PAGE >

have been made shall no longer be deemed to be outstanding. All rights with respect to such shares shall forthwith terminate except only (i) the rights, if any, under Section (g)(iii) of this Certificate, and (ii) the right to receive forthwith from and after the date of such deposit the Redemption Price, without interest.

If such notice of redemption shall have been duly given and if no such deposit shall have been made, then upon the date fixed for redemption, unless default shall be made in providing funds at the time and place specified for the payment of the Redemption Price, the shares so called for redemption shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith terminate, except only the right to receive the Redemption Price, without interest.

Any interest accrued on funds so deposited in trust shall belong to the Corporation and be paid to it from time to time. All funds deposited in accordance with this Section (f) which shall remain unclaimed by the holders of shares called for redemption at the end of one year after the redemption date shall be returned by such bank or trust company to the Corporation, after which the holders of such shares shall look only to the Corporation for the payment of such unclaimed amounts, without interest.

In case fewer than all of the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the surrendering holder at the expense of the Corporation.

(g)  Conversion.     Holders of Series C Preferred Stock shall have the
right to convert their shares at any time subject to the following:

     (i) each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, into that number of fully paid and non-assessable shares of Common Stock equal to (1) the then applicable Redemption Price for such shares of Series C Preferred Stock divided by (2)
0.75 multiplied by the Average Market Price (as defined below) on the Date of Conversion (as defined below).

     (ii) on the first business day following the date that at least 3,000 shares of Series C Preferred Stock have been converted into Common Stock, each then outstanding share of Series C Preferred Stock shall be automatically converted into that number of fully paid and non-assessable shares of Common Stock equal to (1) the then applicable Redemption Price for such shares of Series C Preferred Stock divided by (2) 0.75 multiplied by the Average Market Price on the Date of Conversion.

     (iii) Notwithstanding anything to the contrary contained herein, if any shares of Series C Preferred Stock shall be called for redemption, the right of conversion as to the shares called for redemption shall expire at the close of business on the third business day preceding the date fixed for redemption thereof unless default shall be made in payment of the Redemption Price with respect to such shares, notwithstanding any earlier deposit by the Corporation of funds reserved for such redemption.

     (iv) Upon any conversion of shares of Series C Preferred Stock, the holders thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares surrendered for conversion or the shares of Common Stock issued on conversion thereof; provided, however, that such holders shall be entitled to receive any dividends on such shares of Series C Preferred Stock paid or declared prior to such conversion if such holder held such shares on the record date for the payment of such dividend.

     (v) Each holder of shares of Series C Preferred Stock desiring to exercise his right of conversion shall deliver written notice of his election to convert, stating the names and addresses of the persons to whom the Common Stock is to be issued, and the number (in whole shares) of shares to be converted, and shall surrender the certificate or certificates for such shares, duly endorsed or accompanied by proper instruments of transfer (unless such endorsement or instruments be waived by the Corporation) to the Corporation during usual business hours at the office of the Transfer Agent of the Corporation for the transfer of its Common Stock in New York, New York (or such other place as may be designated by the Corporation upon written notice to all holders of Series C Preferred Stock). Upon receipt by the Corporation of any such notice of election to convert shares of Series C Preferred Stock, and upon


<PAGE >

surrender of the certificate or certificates therefor, the Corporation shall execute and deliver, as soon as practicable, to the converting holder, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock resulting from such conversion, together with any cash adjustment in lieu of fractional shares as hereinafter provided. For all purposes except the right to receive dividends, as provided in the foregoing paragraph, the rights of a converting holder, as such, shall cease, and the person or persons in whose name or names the certificate or certificates for Common Stock issuable upon such conversion are to be issued shall be deemed to have become the record holder or holders of such Common Stock at the close of business on the day (the "Date of Conversion") on which delivery of such notice or the surrender of the certificate or certificates for such shares (whichever shall later occur) shall be made.

     (vi) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares, the Corporation may, in lieu of delivering the fractional share therefor, make a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price (as defined below) of one share of the Common Stock of the Corporation on the last business day before the Date of Conversion. The "Current Market Price" on any given day shall be (i) if the Common Stock of the Corporation is listed or admitted to unlisted trading privileges on a National Securities Exchange (defined as any exchange registered with the Securities and Exchange Commission as a "national securities exchange" under the Securities Exchange Act of 1934), the last sales price of the shares of Common Stock of the Corporation on the National Securities Exchange in or nearest the City of New York on which the shares of Common Stock of the Corporation shall be listed or admitted to unlisted trading privileges (or the quoted closing bid if there are no sales on such Exchange) on such day,
(ii) if the Common Stock of the Corporation is included in the National Market System ("NMS") of The NASDAQ Stock Market or on NASDAQ, the last sales price of the shares of Common Stock of the Corporation in the NMS of The NASDAQ Stock Market or on NASDAQ, as the case may be (or the quoted closing bid if there be no sales on the NMS or on NASDAQ) on such day, or
(iii) if the Common Stock of the Corporation is not so listed, admitted or included, the mean between the high and low bid prices of the shares of Common Stock of the Corporation in the over-the-counter market on such day as reported by National Quotation Bureau Incorporated, or similar organization designated by the Corporation, or if not so available in any such manner, as shall be determined by the Corporation, which determination shall be conclusive.

     (vii) The "Average Market Price" at any date shall be deemed to be the average of the Current Market Prices for the 10 consecutive business days prior to such date; provided, however, that if the record date or payment date for a stock split or stock combination occurs during such 10 day period, the Average Market Price for the business days prior to such record date or payment date shall be appropriately adjusted.

     (viii) In case the Corporation shall (i) effect any capital reorganization or reclassification of its Common Stock (except a change in par value, or from par value to no par value or from no par value to par value or as a result of a subdivision, combination or stock dividend), or
(ii) consolidate or merge with or into any other corporation (other than a merger in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such merger is to remain outstanding immediately after such merger), lawful provision shall be made as part of the terms of such transaction whereby the holders of shares of Series C Preferred Stock shall, if entitled to convert such shares at any time after the consummation of such transaction, receive upon conversion thereof in lieu of each share of Common Stock issuable upon conversion of such shares prior to such consummation the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each outstanding share of Common Stock, subject to appropriate adjustments for subsequent stock splits, stock combinations, reclassifications, capital reorganizations, consolidations or mergers.


<PAGE >

(h)  Other Rights.     The holders of the Series C Preferred Stock shall not
have any other preferences or special rights.


<PAGE >

                               Exhibit C


                       CERTIFICATE OF DESIGNATION,
                     POWERS, PREFERENCES AND RIGHTS
                                   OF
                          SERIES D CUMULATIVE
                            PREFERRED STOCK
                                   OF
                 AMERICAN GAMING & ENTERTAINMENT, LTD.



AMERICAN GAMING & ENTERTAINMENT, LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"),

DOES HEREBY CERTIFY:

That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at meetings duly called and held on March 23, 1994 and November 19, 1999, adopted and amended, respectively, a resolution providing for the issuance of one series of the Corporation's Preferred Stock, $0.01 par value, to be designated "Series D Cumulative Preferred Stock", and fixing the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution, as amended, is as follows:

RESOLVED, that pursuant and subject to the provisions of Article FOURTH of the Certificate of Incorporation, as amended, of the Corporation, there is hereby established a series of Preferred Stock to which the following provisions shall be applicable:

(a)  Designation.     The series shall be designated as "Series D Cumulative
Preferred Stock" (hereinafter "this Series D Preferred Stock").

(b)  Number.     The number of shares of Series D Preferred Stock authorized to be issued is 4,000.

(c)  Dividends.     If, as of the record date for any dividend hereafter
paid on the Corporation's Common Stock ("Common Stock") by the Corporation, there are outstanding any shares of the Series D Preferred Stock, the Corporation shall promptly pay to the holder of each such outstanding share of Series D Preferred Stock a dividend equal to the total amount of said dividends which would have been payable with respect to the number of shares of Common Stock into which such share of Series D Preferred Stock could have been converted as of said record date.

So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on, make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any, or make any distribution in respect of, the Common Stock, the Corporation's Series A Preferred Stock (the "Series A") or the Junior Stock (as defined below), other than the Corporation's Series E Preferred Stock (the "Series E"), or any warrants, rights, calls or options exercisable for, or convertible into, any Common Stock, Series A or Junior Stock other than the Series E either directly or indirectly, and whether in cash, obligations or shares of the Corporation, or other property (other than distributions or dividends in Common Stock, Series A or Junior Stock and/or warrants to purchase Common Stock, Series A or Junior Stock to the holders of Common Stock, Series A or Junior Stock and/or holders of warrants, rights, calls or options exercisable for, or convertible into, any Common Stock, Series A or Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Common Stock, Series A or Junior Stock, other than the Series E, or any warrants, rights, calls or options exercisable for or


<PAGE >

convertible into any of the Common Stock, Series A or Junior Stock, other than the Series E, unless in any such instance the holders of Series D Preferred Stock shall be entitled to participate in such dividend, purchase, redemption, retirement or distribution on the same basis as if such Series D Preferred Stock had been converted into the number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted as of said record date.

The Series D Preferred Stock shall rank junior as to dividends to any class or series of stock of the Corporation which are by their terms expressly made senior as to dividends to the Series D Preferred Stock in accordance with Section (e)(iii)(C) of this certificate. The Series D Preferred Stock shall rank equally as to dividends with all shares of the Common Stock, the Series A and the Corporation's Series C Cumulative Preferred Stock ("Series C") and any other class or series of stock of the Corporation which are expressly made equal as to dividends to the Series D Preferred Stock in accordance with Section (e)(iii)(C) of this Certificate. Notwithstanding the foregoing, nothing contained in the certificate of Incorporation of the Corporation shall prohibit the Corporation from redeeming shares of Series C, Series D Preferred Stock and/or Series E while there are accrued and unpaid dividends on shares of Series C and/or Series D Preferred Stock. The Series D Preferred Stock shall rank senior as to dividends to the Series E and any other class or series of stock of the Corporation which are not by their terms expressly made senior or equal as to dividends to the Series D Preferred Stock (collectively, the "Junior Stock") in accordance with Section (e)(iii)(C) of this Certificate.

(d)  Liquidation.     In the event of any liquidation, dissolution or
winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), the holder of each share of Series D Preferred Stock shall be entitled to receive out of assets of the Corporation before any distribution is made to, or set apart for, the holders of any shares of Common Stock, Series A or of any class or series of stock of the Corporation ranking junior to the Series D Preferred Stock in respect of distribution of assets upon Liquidation, a liquidating distribution in the amount of $1,000 per share together with any accrued but unpaid dividends thereon to the date of distribution. After payment to holders of Series D Preferred Stock of the full preferential amount as aforesaid, holders of Series D Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

If upon any Liquidation of the Corporation the assets of the Corporation or proceeds thereof distributable among the holders of shares of the Series D Preferred Stock and of any class or series of stock ranking equally with the Series D Preferred Stock as to distribution of assets upon Liquidation shall be insufficient to pay in full the preferential amounts payable to such holders, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The Series D Preferred Stock shall rank junior as to distribution of assets upon Liquidation to any class or series of stock of the Corporation which are by their terms expressly made senior as to distribution of assets upon Liquidation to the Series D Preferred Stock in accordance with Section
(e)(iii)(B) of this Certificate. The Series D Preferred stock shall rank equally as to distribution of assets upon Liquidation with all shares of Series C and Series E and any other class or series of stock of the Corporation which are expressly made equal as to distribution of assets upon Liquidation to the Series D Preferred Stock in accordance with Section
(e)(iii)(B) of this Certificate. The Series D Preferred Stock shall rank senior as to distribution of assets upon Liquidation to the Corporation's Common Stock and the Series A and any other class or series of stock of the Corporation which are not by their terms expressly made senior or equal as to distribution of assets upon Liquidation to the Series D Preferred Stock in accordance with Section (e)(iii)(B) of this Certificate.

A consolidation or merger or share exchange of the Corporation with or into one or more corporations, or a sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation shall not be deemed to be a Liquidation.

(e)  Voting Rights.


<PAGE >

     (i) Except as otherwise required by law, the Corporation's Certificate of Incorporation, by contractual arrangement or as hereinafter provided in this Section (e), the holder(s) of Series D Preferred Stock shall not, by reason of holding Series D Preferred Stock, have any voting rights as stockholders of the Corporation including, without limitation, any right to notice of or to be represented at any shareholders' meetings or to vote upon the election of directors or upon any other matter.

     (ii) So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock voting separately as a class, change by amendment to the Corporation's Certificate of Incorporation or otherwise, the terms or provisions of the Series D Preferred Stock so as to adversely affect the powers, special rights and preferences of the holders thereof.

     (iii) So long as shares of Series D Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of at least a majority of the outstanding shares of Series D Preferred Stock voting separately as a class, (A) merge with or into another corporation unless (1) the Corporation is the surviving or successor corporation or the entity formed by such consolidation or merger is organized in the United States or any state, municipality or other governmental division thereof,
(2) the terms of the Series D Preferred Stock are not changed in any manner which is materially adverse to the holders thereof and (3) the powers, special rights and preferences of any securities into which the Series D Preferred Stock is converted in such transaction are substantially the same as the powers, special rights and preferences of the Series D Preferred Stock, (B) issue any class or series of stock of the Corporation ranking senior to or equally with the Series D Preferred Stock as to distribution of assets upon Liquidation other than 4,000 shares of Series C, and 4,000 shares of Series E or (C) issue any class or series of stock of the Corporation ranking senior to or equally with the Series D Preferred Stock as to dividends other than 4,000 shares of Series C. No vote or consent of the holders of the Series D Preferred Stock shall be required in respect of any transaction enumerated in this paragraph if at or prior to the time any such transaction is to take effect, provision is made for the redemption or other retirement of the series D Preferred Stock at the time outstanding, the consent of which would otherwise be required and such redemption or retirement is made in accordance herewith.

(f)  Optional Redemption.     At the option of the Corporation, by vote of
the Board of Directors, the Series D Preferred Stock may be redeemed in whole or in part at any time and from time to time, at the prices per share set forth below (the "Base Redemption Prices"), plus an amount equal to any cash dividends that have accumulated but have not been paid to the date fixed for redemption (the applicable Base Redemption Price plus the accumulated and unpaid dividends are hereinafter referred to as the "Redemption Price"):

If redeemed during the following periods the Base Redemption Prices shall be as follows:

October 1, 1999 - December 31, 1999, $1,444.67

Thereafter, the Base Redemption Price will increase $29.17 as of the first day of each successive calendar quarter.

In the event that fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed at any one time, the shares so to be redeemed shall be selected by lot or pro rata as determined by the Corporation. The Corporation shall cause a notice to be mailed, first class postage prepaid, at least 13 days, but not more than 90 days, prior to the date fixed for redemption, to each holder of record of shares of Series D Preferred Stock. Such notice shall be mailed to such record holders at their respective addresses as they shall appear upon the books of the Corporation and shall set forth the date of such redemption and the place for surrender of certificates for shares to be redeemed.

If such notice of redemption shall have been duly given and if on or before the redemption date specified in such notice there shall have been deposited with a bank or trust company, having capital, surplus and undivided profits of at least $50,000,000, in trust for the account of the holders of the shares so called for redemption, funds in an amount equal to the Redemption Price applicable to the shares to be redeemed at the date fixed for such redemption, together with irrevocable instruments and authority to such bank or trust


<PAGE >

company to redeem such shares on or after the date of such deposit upon surrender of the certificates therefor, then upon the making of such deposit in trust the shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding. All rights with respect to such shares shall forthwith terminate except only (1) the rights, if any, under Section (g)(iii) of this Certificate and (ii) the right to receive forthwith from and after the date of such deposit the Redemption Price, without interest.

If such notice of redemption shall have been duly given and if no such deposit shall have been made, then upon the date fixed for redemption, unless default shall be made in providing funds at the time and place specified for the payment of the Redemption Price, the shares so called for redemption shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith terminate, except only the right to receive the Redemption Price, without interest.

Any interest accrued on funds so deposited in trust shall belong to the Corporation and be paid to it from time to time. All funds deposited in accordance with this Section (f) which shall remain unclaimed by the holders of shares called for redemption at the end of one year after the redemption date shall be returned by such bank or trust company to the Corporation, after which the holders of such shares shall look only to the Corporation for the payment of such unclaimed amounts, without interest.

In case fewer than all of the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the surrendering holder at the expense of the Corporation.

(g)  Conversion.     Holders of Series D Preferred Stock shall have the
right to convert their shares at any time subject to the following:

     (i) each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, into that number of fully paid and non-assessable shares of Common Stock equal to (1) the then applicable Redemption Price for such shares of Series D Preferred Stock divided by (2)
0.75 multiplied by the Average Market Price (as defined below) on the Date of Conversion (as defined below).

     (ii) on the first business day following the date that at least 3,000 shares of Series D Preferred Stock have been converted into Common Stock, each then outstanding share of Series D Preferred Stock shall be automatically converted into that number of fully paid and non-assessable shares of Common Stock equal to (1) the then applicable Redemption Price for such shares of Series D Preferred Stock divided by (2) 0.75 multiplied by the Average Market Price on the Date of Conversion.

     (iii) Notwithstanding anything to the contrary contained herein, if any shares of Series D Preferred Stock shall be called for redemption, the right of conversion as to the shares called for redemption shall expire at the close of business on the third business day preceding the date fixed for redemption thereof unless default shall be made in payment of the Redemption Price with respect to such shares, notwithstanding any earlier deposit by the Corporation of funds reserved for such redemption.

     (iv) Upon any conversion of shares of Series D Preferred Stock, the holders thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares surrendered for conversion or the shares of Common Stock issued on conversion thereof; provided, however, that such holders shall be entitled to receive any dividends on such shares of Series D Preferred Stock paid or declared prior to such conversion if such holder held such shares on the record date for the payment of such dividend.

     (v) Each holder of shares of Series D Preferred Stock desiring to exercise his right of conversion shall deliver written notice of his election to convert, stating the names and addresses of the persons to whom the Common Stock is to be issued, and the number (in whole shares) of shares to be converted, and shall surrender the certificate or certificates for such shares, duly endorsed or accompanied by proper instruments of transfer (unless such endorsement or instruments be waived by the Corporation) to the corporation during usual business hours at the office of the Transfer Agent of the Corporation for the transfer of its Common Stock in New York, New York (or such other place as may be designated by the


<PAGE >

Corporation upon written notice to all holders of Series D Preferred Stock). Upon receipt by the Corporation of any such notice of election to convert shares of Series D Preferred Stock, and upon surrender of the certificate or certificates therefor, the Corporation shall execute and deliver, as soon as practicable, to the converting holder, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock resulting from such conversion, together with any cash adjustment in lieu of fractional shares as hereinafter provided. For all purposes except the right to receive dividends, as provided in the foregoing paragraph, the rights of a converting holder, as such, shall cease, and the person or persons in whose name or names the certificate or certificates for Common Stock issuable upon such conversion are to be issued shall be deemed to have become the record holder or holders of such Common Stock at the close of business on the day (the "Date of Conversion") on which delivery of such notice or the surrender of the certificate or certificates for such shares (whichever shall later occur) shall be made.

     (vi) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of shares of Series D Preferred Stock. If more than one share of Series D Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares, the Corporation may, in lieu of delivering the fractional share therefor, make a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price (as defined below) of one share of the Common Stock of the Corporation on the last business day before the Date of Conversion. The "Current Market Price" on any given day shall be (i) if the Common Stock of the Corporation is listed or admitted to unlisted trading privileges on a National Securities Exchange (defined as any exchange registered with the Securities and Exchange Commission as a "national securities exchange" under the Securities Exchange Act of 1934), the last sales price of the shares of Common Stock of the Corporation on the National Securities Exchange in or nearest the City of New York on which the shares of Common Stock of the Corporation shall be listed or admitted to unlisted trading privileges (or the quoted closing bid if there are no sales on such Exchange) on such day,
(ii) if the Common Stock of the Corporation is included in the National Market System ("NMS") of The NASDAQ Stock Market or on NASDAQ, the last sales price of the shares of Common Stock of the Corporation in the NMS of The NASDAQ Stock Market or on NASDAQ, as the case may be (or the quoted closing bid if there be no sales on the NMS or on NASDAQ) on such day, or
(iii) if the Common Stock or the Corporation is not so listed, admitted or included, the mean between the high and low bid prices of the shares of Common Stock of the Corporation in the over-the-counter market on such day as reported by National Quotation Bureau Incorporated, or similar organization designated by the Corporation, or if not so available in any such manner, as shall be determined by the Corporation, which determination shall be conclusive.

     (vii) The "Average Market Price" at any date shall be deemed to be the average of the Current Market Prices for the 10 consecutive business days prior to such date; provided, however, that if the record date or payment date for a stock split or stock combination occurs during such 10 day period, the Average Market Price for the business days prior to such record date or payment date shall be appropriately adjusted.

     (viii) In case the corporation shall (i) effect any capital reorganization or reclassification of its Common Stock (except a change in par value, or from par value to no par value or from no par value to par value or as a result of a subdivision, combination or stock dividend), or
(ii) consolidate or merge with or into any other corporation (other than a merger in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such merger is to remain outstanding immediately after such merger), lawful provision shall be made as part of the terms of such transaction whereby the holders of shares of Series D Preferred Stock shall, if entitled to convert such shares at any time after the consummation of such transaction, receive upon conversion thereof in lieu of each share of Common Stock issuable upon conversion of such shares prior to such consummation the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each outstanding share of Common Stock, subject to appropriate adjustments for subsequent stock splits, stock combinations, reclassifications, capital reorganizations, consolidations or mergers.


<PAGE >

(h)  Other Rights.     The holders of the Series D Preferred Stock shall not
have any other preferences or special rights.


<PAGE >

                                  Exhibit D


                          CERTIFICATE OF DESIGNATION,
                        POWERS, PREFERENCES AND RIGHTS
                                      OF
                                   SERIES E
                                PREFERRED STOCK
                                      OF
                    AMERICAN GAMING & ENTERTAINMENT, LTD.



AMERICAN GAMING & ENTERTAINMENT, LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"),

DOES HEREBY CERTIFY:

That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at meetings duly cal1ed and held on March 23, 1994 and November 19, 1999, adopted and amended, respectively, a resolution providing for the issuance of one series of the Corporation's Preferred Stock, $0.01 par value, to be designated "Series E Preferred Stock", and fixing the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution, as amended, is as follows:

RESOLVED, that pursuant and subject to the provisions of Article FOURTH of the Certificate of Incorporation, as amended, of the Corporation, there is hereby established a series of Preferred Stock to which the following provisions shall be applicable:

(a)  Designation.     The series shall be designated as "Series E Preferred
Stock" (hereinafter "this Series E Preferred Stock").

(b)  Number.     The number of shares of Series E Preferred Stock authorized to be issued is 4,000.

(c)  Dividends.     The holders of shares of Series E Preferred Stock shall
not be entitled to any dividends.

(d)  Liquidation.     In the event of any liquidation, dissolution or
winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), the holder of each share of Series E Preferred Stock shall be entitled to receive out of assets of the Corporation before any distribution is made to, or set apart for, the holders of any shares of Common Stock or of any class or series of stock of the Corporation ranking junior to the Series E Preferred Stock in respect of distribution of assets upon Liquidation, a liquidating distribution in the amount of $1,000 per share. After payment to holders of Series E Preferred Stock of the full preferential amount as aforesaid, holders of Series E Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

If upon any Liquidation of the Corporation the assets of the Corporation or proceeds thereof distributable among the holders of shares of the Series E Preferred Stock and of any class or series of stock ranking equally with the Series E Preferred Stock as to distribution of assets


<PAGE >

upon Liquidation shall be insufficient to pay in full the preferential amounts payable to such holders, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The Series E Preferred Stock shall rank junior as to distribution of assets upon Liquidation to any class or series of stock of the Corporation which are by their terms expressly made senior as to distribution of assets upon Liquidation to the Series E Preferred Stock in accordance with Section
(e)(iii)(B) of this Certificate. The Series E Preferred Stock shall rank equally as to distribution of assets upon Liquidation with all the Corporation's shares of Series C Cumulative Preferred Stock (the "Series C") and Series D Cumulative Preferred Stock (the "Series D") and any other class or series of stock of the Corporation which are expressly made equal as to distribution of assets upon Liquidation to the Series E Preferred Stock in accordance with Section (e)(iii)(B) of this Certificate. The Series E Preferred Stock shall rank senior as to distribution of assets upon Liquidation to the Corporation's Common Stock and the Series A and any other class or series of stock of the Corporation which are not by their terms expressly made senior or equal as to distribution of assets upon Liquidation to the Series E Preferred Stock in accordance with Section (e)(iii)(B) of this Certificate.

A consolidation or merger or share exchange of the Corporation with or into one or more corporations, or a sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation shall not be deemed to be a Liquidation.

(e)  Voting Rights.

     (i) Except as otherwise required by law, the Corporation's Certificate of Incorporation, by contractual arrangement or as hereinafter provided in this Section (e), the holder(s) of Series E Preferred Stock shall not, by reason of holding Series E Preferred Stock, have any voting rights as stockholders of the Corporation including, without limitation, any right to notice of or to be represented at any shareholders' meetings or to vote upon the election of directors or upon any other matter.

     (ii) So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series E Preferred Stock voting separately as a class, change by amendment to the Corporation's Certificate of Incorporation or otherwise, the terms or provisions of the Series E Preferred Stock so as to adversely affect the powers, special rights and preferences of the holders thereof.

     (iii) So long as shares of Series E Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of at least a majority of the outstanding shares of Series E Preferred Stock voting separately as a class (A) merge with or into another corporation unless, (1) the Corporation is the surviving or successor corporation or the entity formed by such consolidation or merger is organized in the United States or any state, municipality or other governmental division thereof,
(2) the terms of the Series E Preferred Stock are not changed in any manner which is materially adverse to the holders thereof and (3) the powers, special rights and preferences of any securities into which the Series E Preferred Stock is converted in such transaction are substantially the same as the powers, special rights and preferences of the Series E Preferred Stock or (B) issue any class or series of stock of the Corporation ranking senior to or equally with the Series E Preferred Stock as to distribution of assets upon Liquidation other than 4,000 shares of Series C, and 4,000 shares of Series D. No vote or consent of the holders of the Series E Preferred Stock shall be required in respect of any transaction enumerated in this paragraph if at or prior to the time any such transaction is to take effect, provision is made for the redemption or other retirement of the Series E Preferred Stock at the time outstanding, the consent of which would otherwise be required and such redemption or retirement is made in accordance herewith.

(f)  Optional Redemption.     At the option of the Corporation, by vote of
the Board of Directors, the Series E Preferred Stock may be redeemed in whole or in part at any time and from time to time, at the prices per share set forth below (the "Redemption Prices"):

If redeemed during the following periods the Redemption Prices shall be as follows:

October 1, 1999 - December 31, 1999, $1,340.40

Thereafter, the Redemption Price will increase $20.83 as of the first day of each successive calendar quarter.


<PAGE >

In the event that fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed at any one time, the shares so to be redeemed shall be se1ected by lot or pro rata as determined by the Corporation. The Corporation shall cause a notice to be mailed, first class postage prepaid, at least 13 days, but not more than 90 days, prior to the date fixed for redemption, to each holder of record of shares of Series E Preferred Stock. Such notice shall be mailed to such record holders at their respective addresses as they shall appear upon the books of the Corporation and shall set forth the date of such redemption and the place for surrender of certificates for shares to be redeemed.

If such notice of redemption shall have been duly given and if on or before the redemption date specified in such notice there shall have been deposited with a bank or trust company, having capital surplus and undivided profits of at least $50,000,000, in trust for the account of the holders of the shares so called for redemption, funds in an amount equal to the Redemption Price applicable to the shares to be redeemed at the date fixed for such redemption, together with irrevocable instruments and authority to such bank or trust company to redeem such shares on or after the date of such deposit upon surrender of the certificates therefor, then upon the making of such deposit in trust the shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding. All rights with respect to such shares shall forthwith terminate except only (i) the rights, if any, under Section (g)(iii) of this Certificate and (ii) the right to receive forthwith from and after the date of such deposit the Redemption Price, without interest.

If such notice of redemption shall have been duly given and if no such deposit shall have been made, then upon the date fixed for redemption, unless default shall be made in providing funds at the time and place specified for the payment of the Redemption Price, the shares so called for redemption shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith terminate, except only the right to receive the Redemption Price, without interest.

Any interest accrued on funds so deposited in trust shall belong to the Corporation and be paid to it from time to time. All funds deposited in accordance with this Section (f) which shall remain unclaimed by the holders of shares called for redemption at the end of one year after the redemption date shall be returned by such bank or trust company to the Corporation, after which the holders of such shares shall look only to the Corporation for the payment of such unclaimed amounts, without interest.

In case fewer than all of the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the surrendering holder at the expense of the Corporation.

(g)  Conversion.     Holders of Series E Preferred Stock shall have the
right to convert their shares at any time, subject to the following:

     (i) each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, into that number of fully paid and non-assessable shares of Common Stock equal to (1) the then applicable Redemption Price for such shares of Series E Preferred Stock divided by (2)
0.75 multiplied by the Average Market Price (as defined below) on the Date of Conversion (as defined below).

     (ii) on the first business day following the date that at least 3,000 shares of Series E Preferred Stock have been converted into Common Stock, each then outstanding share of Series E Preferred Stock shall be automatically converted into that number of fully paid and non-assessable shares of Common Stock equal to (1) the then applicable Redemption Price for such shares of Series E Preferred Stock divided by (2) 0.75 multiplied by the Average Market Price on the Date of Conversion.

     (iii) Notwithstanding anything to the contrary contained herein, if any shares of Series E Preferred Stock shall be called for redemption, the right of conversion, if any, as to the shares called for redemption shall expire at the close of business on the third business day preceding the date fixed for redemption thereof unless default shall be made in payment of the Redemption Price with respect to such shares, notwithstanding any earlier deposit by the Corporation of funds reserved for such redemption.


<PAGE >

     (iv) Upon any conversion of shares of Series E Preferred Stock, the holders thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares surrendered for conversion or the shares of Common Stock issued on conversion thereof.

     (v) Each holder of shares of Series E Preferred Stock desiring to exercise his right of conversion shall deliver written notice of his election to convert, stating the names and addresses of the persons to whom the Common Stock is to be issued, and the number (in whole shares) of shares to be converted, and shall surrender the certificate or certificates for such shares, duly endorsed or accompanied by proper instruments of transfer (unless such endorsement or instruments be waived by the Corporation) to the Corporation during usual business hours at the office of the Transfer Agent of the Corporation for the transfer of its Common Stock in New York, New York (or such other place as may be designated by the Corporation upon written notice to all holders of Series E Preferred Stock). Upon receipt by the Corporation of any such notice of election to convert shares of Series E Preferred Stock, and upon surrender of the certificate or certificates therefor, the Corporation shall execute and deliver, as soon as practicable, to the converting holder, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock resulting from such conversion, together with any cash adjustment in lieu of fractional shares as hereinafter provided. For all purposes, the rights of a converting holder, as such, shall cease, and the person or persons in whose name or names the certificate or certificates for Common Stock issuable upon such conversion are to be issued shall be deemed to have become the record holder or holders of such Common Stock at the close of business on the day (the "Date of Conversion") on which delivery of such notice or the surrender of the certificate or certificates for such shares (whichever shall later occur) shall be made.

     (vi) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of shares of Series E Preferred Stock. If more than one share of Series E Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares, the Corporation may, in lieu of delivering the fractional share therefor, make a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price (as defined below) of one share of the Common Stock of the Corporation on the last business day before the Date of Conversion. The "Current Market Price" on any given day shall be (i) if the Common Stock of the Corporation is listed or admitted to unlisted trading privileges on a National Securities Exchange (defined as any exchange registered with the Securities and Exchange Commission as a "national securities exchange" under the Securities Exchange Act of 1934), the last sales price of the shares of Common Stock of the Corporation on the National Securities Exchange in or nearest the City of New York on which the shares of Common Stock of the Corporation shall be listed or admitted to unlisted trading privileges (or the quoted closing bid if there be no sales on such Exchange) on such day,
(ii) if the Common Stock of the Corporation is included in the National Market System ("NMS") of The NASDAQ Stock Market or on NASDAQ, the last sales price of the shares of Common Stock of the Corporation in the NMS of The NASDAQ Stock Market or on NASDAQ, as the case may be (or the quoted closing bid if there be no sale on the NMS or on NASDAQ) on such day, or
(iii) if the Common Stock of the Corporation is not so listed, admitted or included, the mean between the high and low bid prices of the shares of Common Stock of the Corporation in the over-the-counter market on such day as reported by National Quotation Bureau Incorporated, or similar organization designated by the Corporation, or if not so available in such manner, as shall be determined by the Corporation, which determination shall be conclusive.

     (vii) The "Average Market Price" at any date shall be deemed to be the average of the Current Market Prices for the 10 consecutive business days prior to such date; provided, however, that if the record date or payment date for a stock split or stock combination occurs during such 10 day period, the Average Market Price for the business days prior to such record date or payment date shall be appropriately adjusted.

     (viii) In case the Corporation shall (i) effect any capital reorganization or reclassification of its Common Stock (except a change in par value, or from par value to no par value or from no par value to par value or as a result of a subdivision, combination or stock dividend), or
(ii) consolidate or merge with or


<PAGE >

into any other corporation (other than a merger in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such merger is to remain outstanding immediately after such merger), lawful provision shall be made as part of the terms of such transaction whereby the holders of shares of Series E Preferred Stock shall, if entitled to convert such shares at any time after the consummation of such transaction, receive upon conversion thereof in lieu of each share of Common Stock issuable upon conversion of such shares prior to such consummation the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each outstanding share of Common Stock, subject to appropriate adjustments for subsequent stock splits, stock combinations, reclassifications, capital reorganizations, consolidations or mergers.

(h)  Other Rights.     The holders of the Series E Preferred Stock shall not
have any other preferences or special rights.